UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  June 1, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Tanger family has informed Tanger Factory Outlet Centers, Inc. (the "Company") that the Tanger Family Limited Partnership was dissolved on June 1, 2011 in connection with the settling of the estate of our founder, Stanley Tanger. Upon dissolution of the Tanger Family Limited Partnership, the units of the Tanger Properties Limited Partnership (the "Operating Partnership") owned by the Tanger Family Limited Partnership were distributed to the individual beneficial owners of the Tanger Family Limited Partnership, who are primarily the descendants of Stanley Tanger (including Steven Tanger, our Chief Executive Officer), their spouses or former spouses or their children and/or trusts for their benefit. Each such holder is now a limited partner of the Operating Partnership, and each such partner has the ability to exchange their Operating Partnership units for the Company's common shares in the ratio of one unit for four Company common shares and will continue to have rights which may require the Company to register the shares with the United States Securities and Exchange Commission for sale under the Securities Act of 1933, as amended. The Company anticipates that some of the individuals will request that some or all of their Operating Partnership units be exchanged for the Company's common shares and to request the Company to register such shares for sale. At this time, our Chief Executive Officer, Steven Tanger, has not indicated any present intention to exchange the Operating Partnership units that he received upon the dissolution of the Tanger Family Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary